EXHIBIT 10.1

                                                          Draft of July 24, 2000

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement"), dated as of July 26, 2000, is entered into between Technisource, Inc., a Florida corporation (the "Company"), and Andrew Hill (the "Employee").

                                    Recitals

         A. The Company desires to engage Employee as a senior executive and as an important member of its management team, and Employee has agreed to be employed by the Company in such capacity, all on the terms set forth in this Agreement.

                                   Agreement

         For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company hereby employs Employee to serve in the capacities described herein and Employee hereby accepts such employment and agrees to perform the services described herein upon the terms and conditions hereinafter set forth.

2. Term. The term of Employee's employment pursuant to this Agreement shall commence as of the date hereof and shall continue for a period of three (3) years, subject to earlier termination in accordance with Section 7 hereof and the other terms, provisions, and conditions set forth herein. Sixty days prior to the end of the term of the Agreement (or any renewal term), either the Company or the Employee may give notice to the other of its determination not to renew this Agreement. If a notice of non-renewal is not delivered, this Agreement will automatically continue in effect for successive one (1) year renewal terms. If such notice of non-renewal is given by any party, then Employee's employment will terminate at the end of such term (or on such other date as the parties mutually agree).

3. Duties. Employee shall serve as and have the title of Chief Financial Officer of the Company. Employee agrees to devote substantially all of his time, energy, and skills to such employment while so employed.

4. Compensation.

         (a) Base Compensation. The Company shall pay Employee, and Employee agrees to accept, base compensation at the rate of $170,000 per year in

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equal, monthly installments from the effective date hereof through the end of the term of this Agreement ("Base Compensation"). The Base Compensation specified in this Section 4(a) may be adjusted, but not decreased, at any time during the term of this Agreement in the discretion of the Board of Directors and will be reviewed no less frequently than during the first quarter of each calendar year.

         (b) Bonus Compensation. Employee shall receive an annual bonus ("Bonus Compensation") payable within 90 days following the end of each fiscal year of the Company during the term of Employee's employment under this Agreement. The amount of Employee's annual Bonus Compensation shall be equal to 5% of the growth in the Company's earnings without including interest payments and taxes ("EBIT") quarter over quarter paid out on a quarterly basis within 60 days following the end of such quarter. The Bonus Compensation payable by the Company for any partial year of employment of Employee shall be prorated based on the number of complete months Employee was employed by the Company during such year. Employee's Bonus Compensation for the fiscal year ending December 31, 2000 shall be a minimum of $40,000 in the aggregate.

         (c) Stock Option Award. The Company has awarded Employee an aggregate of 150,000 stock options on the terms and in the form attached hereto as Exhibit A and Exhibit B.

5. Fringe Benefits.

         (a) Generally. Employee shall be eligible for fringe benefits pursuant to any health insurance, other insurance, pension or other employee fringe benefit plan approved by the Board of Directors that now or hereafter may be made available to employees of the Company and for which Employee will qualify according to his eligibility under the provisions thereof; provided, however, that such eligibility specifically does not apply to matters relating to Employee's vacation, disability benefits, automobile and compensation, which matters shall be governed exclusively by the terms hereof.

         (b) Vacation. During the term of this Agreement, Employee shall be entitled to three weeks paid vacation per calendar year and any vacation time not taken during any calendar year shall not be carried over into subsequent calendar years.

         (c) Automobile. The Company agrees to provide Employee an automobile allowance in the amount of $600.00 per month during the term of this agreement.

6. Expenses.

         (a) General. During the period of his employment, Employee shall be reimbursed for his business-related expenses, including mobile phone charges and

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Tower Club membership fees, incurred on behalf of the Company in accordance with the travel and entertainment expense policy of the Company as adopted by the Board of Directors from time to time and in effect at the time the expense was incurred. Employee agrees to maintain such records and documentation of all such expenses to be reimbursed by the Company hereunder as the Company shall require and in such detail as the Company may reasonably request. Such expenses shall not include automobile related expenses.

         (b) Relocation. The Company agrees to pay Employee's reasonable relocation expenses. Employee will seek at least two competitive bids in order to minimize such expenses. The Company will also pay Employee's local apartment expenses for up to 6 months from the date of this Agreement and for travel from Ft. Lauderdale, Florida to Chicago, Illinois for two round trip flights per month during such 6 month period.

7. Termination. The term of Employee's employment under this Agreement may be terminated prior to expiration of the term provided in Section 2 hereof in accordance with the following paragraphs. Any termination of the Employee's employment by the Company for Cause or otherwise shall be communicated by Notice of Termination to the Employee given in accordance with Section 14 hereof. A "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and
(iii) if the termination date is other than the date of receipt of such notice, specifies the termination date, which date shall not be more than sixty (60) calendar days after the giving of such notice.

         (a) Mutual. Employee's employment under this Agreement may be terminated upon the mutual written agreement (which may include, if so agreed to by the Board of Directors and Employee, severance payments and/or benefits) of the Company and Employee.

         (b) Death. In the event of the death of Employee, Employee's employment under this Agreement shall be deemed terminated.

         (c) Disability. If, during Employee's employment under this Agreement, Employee shall become disabled and unable to perform his duties as required herein ("Disability") for a consecutive period of one hundred twenty (120) days, then the Company may, upon thirty (30) days' written notice to Employee, terminate Employee's employment under this Agreement.

         (d) Cause. Employee's employment under this Agreement may be terminated by the Company, with or without Cause as herein defined, upon giving Employee thirty (30) days written notice. For purposes of this Agreement, the term

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"Cause" shall mean the termination of the Employee by the Board of Directors of the Company as a result of the existence or occurrence of one or more of the following conditions or events:

                  (i) An act or acts of fraud, misappropriation, or embezzlement on the Employee's part that result in or are intended to result in his personal enrichment at the expense of the Company or its subsidiaries or affiliates.

                  (ii) Commission of a felony involving moral turpitude or violation of securities laws.

                  (iii) The Employee's willful or intentional failure to perform his duties as required under this Agreement; provided, that the Company shall provide Employee with written notice of such failure and Employee shall have ten (10) days from the date Employee receives such notice to remedy such failure to perform.

                  (iv) Any material breach of the terms of this Agreement by Employee.

                  (v) Substantial and continuing neglect or inattention by Employee of or to the duties described in Section 3 hereof.

         Notwithstanding the foregoing, it shall not be deemed a termination for "Cause" under this Agreement in the event that Employee terminates his employment for "Good Reason." For purposes of this Agreement, Good Reason shall mean (i) a material diminishment in the duties or title of Employee or (ii) a decrease in Employee's Base Compensation payable under this Agreement to an amount less than $170,000.

8. Death And Disability. In the event of the termination of Employee's employment under this Agreement by reason of the Employee's death or Disability, the Company shall pay Employee (or his heirs and/or personal representatives) the payments and benefits indicated below:

         (a) Termination due to death. In the event of Employee's death, this Agreement shall terminate immediately, and the Company shall pay to Employee's estate or legal representative Employee's Base Compensation through the date of Employee's death. Subject to Section 5(b), this Agreement does not obligate the Company to make any other payment to Employee's estate or legal representative in the event of the Employee's death.

         (b) Disability. In the event of Employee's Disability, from and after the Disability Date, Employee shall receive, instead of his Base Compensation or any

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other compensation payable by the Company under this Agreement, the disability benefits to which Employee is entitled under any and all disability benefit plans provided by or made available to Employee by the Company.

9. Severance. In the event of the early termination of Employee's employment under this Agreement for any reason other than Employee's death or disability, the Company shall provide the payments and benefits to Employee as indicated below:

         (a) With Cause or Voluntary Resignation. If Employee is terminated for Cause (as defined in Section 7(d) of this Agreement), or if Employee voluntarily terminates his employment by the Company, the Company shall pay Employee, within five (5) business days after the date of termination, Employee's Base Compensation and unused vacation entitlement through such date of termination, and the Company shall have no further obligation to provide compensation or benefits to Employee under this Agreement; except that, to the extent that the Company's insurance, stock option and other benefit plans provide certain rights and benefits after an employee's termination, Employee may continue to receive such rights and benefits in accordance with the terms of such plans.

         (b) Without Cause. If terminated by the Company without Cause, Employee shall receive the Base Compensation and Bonus Compensation until the later to occur of the date twelve (12) months from the date of such termination and the end of the term (or any renewal term) of this Agreement.

10. Confidential Information. Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and of corporations with whom the Company does business, and that such information constitutes valuable, special and unique property of the Company and such other corporations. During the term of this Agreement and for a period of five (5) years immediately following the date of termination of this Agreement, Employee agrees not to disclose or use any confidential information, including without limitation, information regarding research, developments, "know-how," prices, suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of the Company, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. Employee acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company, but held by Employee, concerning any information relating to the Company's business, whether confidential or not, are the property of the Company and will be promptly delivered to it upon Employee's leaving the employ of the Company. Employee also agrees to execute such confidentiality agreements that the Board may adopt, and may modify from time to time, as a standard form to be executed by all employees of the

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Company, to the extent such standard forms are not materially more restrictive than the provisions of this Agreement.

         Employee shall not disclose to the Company or induce the Company to use any secret or confidential information or material belonging to others, including former employers. Employee agrees to defend, indemnify and hold harmless the Company from all claims, actions, losses or damages (including reasonable attorney's fees) arising out of any restrictive covenants or confidentiality obligations of Employee to any third party.

11. Intellectual Property. Employee acknowledges and agrees that all discoveries, inventions, designs, improvements, ideas, writings, copyrights, publications, computer data or programs, or other intellectual property, whether or not subject to patent or copyright laws, which Employee shall conceive solely or jointly with others, in the course or scope of his employment with the Company or in any way related to the Company's business, whether during or after working hours, or with the use of the Company's equipment, materials or facilities (collectively referred to herein as "Intellectual Property"), shall be the sole and exclusive property of the Company without further compensation to Employee. As used in this Section 11 and the following Section 12, it is understood that the Company's principal "business" is providing IT consultant staffing and services and sales of computer hardware and equipment. Employee shall take such steps as are deemed necessary to maintain complete and current records of the Intellectual Property conceived by the Employee, and Employee shall assign to the Company or its designees, the entire right, title and interest in said Intellectual Property.

12. Non-Competition. Employee acknowledges that his services to be rendered hereunder are of a special and unusual character that have a unique value to the Company and the conduct of its business, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to the Company of the services of Employee for which the Company has contracted hereunder, and because of the confidential information to be obtained by or disclosed to Employee as herein above set forth, and as a material inducement to the Company to enter into this Agreement and to pay and make available to Employee the compensation and other benefits referred to herein, Employee covenants and agrees that Employee will not, directly or indirectly, whether as principal, agent, trustee or through the agency of any corporation, partnership, association or agent (other than as the holder of not more than 5% of the total outstanding stock of any company the securities of which are traded on a regular basis on recognized securities exchanges):

         (a) while employed under this Agreement and for any period during which Employee is receiving payments from the Company (pursuant to Section 8 hereof) following a termination as a result of Employee's Disability, (i) work for (in any capacity, including without limitation director, officer or employee) any other

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business or IT staffing or consulting company that competes with the Company and is located in the United States or operates within 50 miles of any branch office of the Company, or (ii) recruit, or otherwise influence or attempt to induce employees of the Company to leave the employment of the Company; and

         (b) for the one-year period immediately following the termination of this Agreement due to the expiration of the term of this Agreement, termination of Employee for Cause, or Employee's voluntary resignation; and for the one year period immediately following the last date on which Employee shall receive payments from the Company pursuant to Section 8 hereof following a termination of employment as a result of Employee's Disability, work for a company or business (in any capacity, including without limitation as director, officer, or employee) that is in the business of providing IT staffing or consultant services that competes with the Company and is located in the United States or operates within 50 miles of any branch office of the Company.

         Employee has carefully read and considered the provisions of Sections 10, 11, and 12 hereof and agrees that the restrictions set forth in such sections are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, shareholders, and other employees, for the protection of the business of the Company, and to ensure that Employee devotes his full-time and efforts to the business of the Company. Employee acknowledges that he is qualified to engage in businesses other than those that are subject to this Section 12. It is the belief of the parties, therefore, that the best protection that can be given to the Company that does not in any way infringe upon the rights of Employee to engage in any unrelated businesses is to provide for the restrictions described above. In view of the substantial harm which would result from a breach by Employee of Sections 10, 11 and 12, the parties agree that the restrictions contained therein shall be enforced to the maximum extent permitted by law. In the event that any of said restrictions shall be held unenforceable by any court of competent jurisdiction, the parties hereto agree that it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and that as so modified, the covenant shall be as fully enforceable as if it had been set forth herein by the parties.

13. Remedies. The provisions of sections 10, 11 and 12 of this Agreement shall survive the termination of this Agreement as set forth therein, regardless of the circumstances or reasons for such termination, and inure to the benefit of the Company. The restrictions set forth in Sections 10, 11 and 12 are considered to be reasonable for the purposes of protecting the business of the Company. The Company and Employee acknowledge that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Company if the covenants contained in Sections 10, 11 and 12 were not complied with in accordance with their terms. Accordingly, Employee agrees that the Company shall be entitled to injunctive and other equitable relief to secure the

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enforcement of these provisions, in addition to any other remedy which may be available to the Company. In addition, if the Company prevails on a claim brought pursuant to the provisions of Sections 10, 11, or 12, whether or not an award or judgement is entered in its favor, the Company shall be entitled to receive from Employee reimbursement for reasonable attorneys' fees and expenses incurred by the Company in enforcing such provisions.

14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

         If to the Employee: To the address set forth below his signature on the signature page hereof.

         If to the Company:

         Technisource, Inc.
         1901 W. Cypress Creek Road
         Suite 202
         Ft. Lauderdale, FL  33309
         Attention:  CEO

15. Entire Agreement; Modification.

         (a) This Agreement contains the entire agreement of the Company and Employee, and the Company and Employee hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments.

         (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

16. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee may not assign his rights and obligations under this Agreement.

17. Full Settlement. The Employee shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The amounts payable to Employee under this Agreement shall not be reduced by any compensation payable to Employee from employment by another employer after the date of Employee's termination provided such employment does not violate the terms of Section 12 hereof.

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18. Miscellaneous.

         (a) This agreement shall be subject to and governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof.

         (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

         (c) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

         (d) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested.

         (e) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

         (f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

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         NOW THEREFORE, the parties have executed this Employment Agreement as of the day and year first above written.


                                   TECHNISOURCE, INC., a Florida corporation


                                   By: /s/
                                      ------------------------------------------
                                   Its:




                                   ---------------------------------------------
                                   Andrew Hill


                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

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                                    Exhibit A
                     (Stock Option- Incentive Stock Options)



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                                    Exhibit B
                   (Stock Option- Non-Qualified Stock Options)